Exhibit 10.2

SETTLEMENT AGREEMENT & RELEASE

     This Settlement Agreement & Release is entered into as of the 24th day of November, 2004 (the “Effective Date”) by and between WARREN RESOURCES OF CALIFORNIA, INC., a California corporation; WARREN DEVELOPMENT CORP., a Delaware corporation; WARREN RESOURCES, INC., a Maryland (formerly a Delaware) corporation; and PETROLEUM DEVELOPMENT CORPORATION, a New Mexico corporation (now Warren E&P) (collectively “Warren”) and MAGNESS PETROLEUM COMPANY, an Oklahoma corporation (“MPC”).

RECITALS:

A.	MPC and Warren are both owners of certain surface and mineral interests within the Fault Block I Townlot Unit, Wilmington Oil Field (the “WTU”) situated in the City of Los Angeles, County of Los Angeles, State of California.

B.	MPC and Warren are also parties to that certain Joint Venture Agreement dated May 24, 1999 (the “JV Agreement”).

C.	MPC and Warren have been engaged in protracted litigation, both in the California and federal courts and in arbitration through Judicial Arbitration & Mediation Service and American Arbitration Association concerning, among other things, operations and billing with respect to the WTU and the termination of the JV Agreement (the “Disputes”). There are currently pending between the parties the following actions:

1.	Warren Resources, et al. v. Magness Petroleum Co., JAMS Case #BS071728

2.	Magness Petroleum v. Warren Resources, et al., AAA Action #72 180 00621 03 BETO

3.	Magness Petroleum v. Warren Resources, et al., L.A. County Sup. Ct. #BC302653

The above referenced actions are collectively referred to herein as the “Actions.”

D.	The parties have determined that the only way to resolve the Disputes (and to avoid future disputes) is for one party to acquire the other party’s interests in the WTU.

E.	The parties desire to settle the Disputes and dismiss the Actions on the following terms and conditions.

AGREEMENT:

     1. Acquisition of WTU Interests. Warren hereby agrees to purchase from MPC and MPC hereby agrees to sell to Warren the “Assets” as such term is defined and on the terms and conditions set forth in the Purchase and Sale Agreement & Joint Escrow Instructions attached hereto as Exhibit “A” (the “Purchase Agreement”). Concurrent with the execution of this Settlement Agreement, the parties agree that they shall execute or cause the execution of the Purchase Agreement and shall diligently (and in good faith) perform their obligations thereunder. The parties acknowledge that a condition to the effectiveness of the Purchase Agreement is the consent to same by Exxon-Mobil Corporation, a Delaware corporation (“Exxon”) and by California/Nevada Developments, LLC, a Nevada limited liability company (“CND”) [said consents are referred to herein respectively as the “Exxon Consent” and the “CND Consent"]. The parties further acknowledge that Exxon and/or CND may require that Warren post bonds or pledge assets as security for the performance of certain abandonment obligations within the WTU before approving the Purchase Agreement. Warren is familiar with the abandonment obligations and the security to be pledged with respect thereto. Warren hereby agrees to immediately begin the process of posting all bonds and/or pledging all collateral as may be required by Exxon and/or CND to obtain the Exxon Consent and the CND Consent.

     2. Vacation of Awards and Dismissal of Actions. It is a condition of this settlement that the Actions be stayed pending “Closing”, as such term is defined in the Purchase Agreement. It is a further condition that the parties shall jointly move for the vacation of all interim and final awards made in the Actions; said vacation being contingent upon Closing. Concurrent with Closing, the parties shall jointly dismiss the Actions with prejudice. Irrespective of whether an arbitrator agrees to vacate an interim or final award in the Actions (or any of them), and provided Closing occurs, the parties agree that, effective on and as of the Closing, all interim and final awards in the Actions are void, unenforceable and otherwise of no effect, including, but not limited to the Order Determining Warren’s Further Recovery and Supplemental Award of Judge Wisot

in JAMS Case No. BS071728. Except as otherwise provided herein, each party shall bear its own fees and costs.

     3. Failure to Close. If Closing does not occur pursuant to the Purchase Agreement (as it may be amended from time to time by the parties thereto), then this Settlement Agreement & Release shall terminate and prosecution of the Actions may recommence on the motion of any party.

     4. Release of Claims.

        (a) Releases. MPC and Warren do hereby fully release each other, each others’ partners, officers, directors, guarantors, agents, employees, representatives, successors and assigns, and all other persons and associations, from all claims and causes of action by reason of any damages, injuries or losses which may have been sustained or may be sustained in the future, arising out of, or in any way concerning, the WTU, Unit Operations (as such term is defined in the Unit Agreement creating the WTU), the JV Agreement, the Actions, or the matters identified in the Recitals hereto. Obligations created by this Agreement are excepted from the coverage of this release.

        (b) Waiver of Unknown Claims. Each party acknowledges and agrees that the above release applies to claims for injuries, damages, or losses to his or its own person and property, real or personal, whether those injuries, damages or losses are known or unknown, foreseen or unforeseen, patent or latent, which he, she or it may have against the other party arising out of the matters described hereinabove. Each party certifies that he, she or it has read and is familiar with the provisions of California Civil Code Section 1542, which provides that,

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR

and waives the application of that section.

     5. Warranties.

        (a) Volitional Agreement. The parties hereto warrant and represent that this Agreement is freely and voluntarily executed by them after having been apprised of all of the relevant information.

        (b) Understanding. Each party warrants and represents that it has read this Agreement (or has had this Agreement read to it) and has had the terms used herein and the consequences hereof explained to it by its attorneys. Each party expressly understands that the other parties admit no liability of any sort and have made no representations as to any liabilities or obligations and have made no agreements or promises to do or admit to do any act or thing not set forth herein.

        (c) Performance. Each party hereto agrees to promptly and as expeditiously as possible carry out and execute its responsibilities under the terms of this Agreement and to execute any and all documents which may be necessary from time to time in the future to implement the terms of this Agreement.

        (d) Right. Each party warrants that no other person or entity has or had or claims to have had any interest in the claims, demands, causes of action, obligations, damages or liabilities described herein; and that they have not sold, assigned, transferred, conveyed, or otherwise disposed of any claim, demand, cause of action, obligation, damage or liability covered herein.

        (e) Disparaging Statements. Commencing with the Effective Date and for a period of five (5) years after the Closing of the Purchase and Sale Agreement & Joint Escrow Instructions, all of the parties hereto agree to and shall refrain from making any derogatory or disparaging statements, either orally, electronically, or in writing, about each other or any other party hereto, including any of their respective Affiliates and Associated Parties, as those terms are defined in Exhibit “A”.

     6. Miscellaneous.

        (a) Severability. Each provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of the Agreement.

        (b) Survival of Representation and Warranties. All of the terms, representations, warranties and other provisions of this Agreement shall survive and remain in effect after the Effective Date.

        (c) Time and Benefit. Time is of the essence of this Agreement and each and every provision hereof.

        (d) Costs. Each party shall pay its own legal fees and expenses associated with the Actions, this Agreement and the consummation of the transactions contemplated hereby.

        (e) Execution of Documents. Each party agrees to execute all documents necessary to carry out the purpose of this Agreement and to cooperate with each other for the expeditiously filing of any and all documents and the fulfillment of the terms of this Agreement.

        (f) Binding Effect. This Agreement shall bind and inure to the benefit of all successors, assigns and heirs of the parties.

        (g) Modification Must be in Writing. This Agreement may not be altered, amended or modified, except by writing executed by duly authorized representatives of all parties.

        (h) Construction. Should any paragraph, clause or provision of this Agreement be construed to be against public policy or determined by a court of competent jurisdiction to be void, invalid or unenforceable, such construction and decision shall affect only those paragraphs, clauses or provisions so construed or interpreted, and shall in no way affect the remaining paragraphs, clauses or provisions of this Agreement which shall remain in force.

        (i) Counterpart Signatures. The Agreement may be executed in two or more counterparts by facsimile, with originals following by mail or express delivery.

        (j) Entire Agreement. This Agreement states the entire agreement among the parties and supersedes their prior agreements, negotiations or understandings. Each of these parties acknowledges and agrees that no other party, nor agent, nor attorney of any of the parties has made any promise, representation or warranty, express or implied, not set forth in this Agreement. Each party acknowledges that such party has not executed this Agreement on reliance on any promise, representation, conduct or warranty of any other party not expressly set forth in this Agreement.

        (k) Governing Law. This Agreement shall be construed and governed by the laws of the State of California.

        (l) Separate Counsel. Each party stipulates that it has been represented by counsel of its own choosing in connection with this Agreement, that each party has had the contents of this Agreement fully explained by its respective counsel, and that each party is fully aware of the contents of this Agreement and its legal effect. If any party is not represented in this transaction, each such party has had the opportunity to seek counsel of his, hers or its choice, but has chosen not to do so.

     WHEREFORE, this Settlement Agreement and Mutual Release is executed as of the Effective Date.

WARREN RESOURCES, INC.,	WARREN RESOURCES OF CALIFORNIA, INC.,
a Maryland (formerly Delaware) corporation	a California corporation
By:	By:
Norman F. Swanton, Chief	Norman F. Swanton, Chief
Executive Officer and President	Executive Officer and President

WARREN DEVELOPMENT CORP,	WARREN E&P, INC.,
a Delaware corporation	a New Mexico corporation
By:	By:
Its:	Its:
MAGNESS PETROLEUM COMPANY,
an Oklahoma corporation
By:
Gary D. Magness, President

EXHIBIT “A”

PURCHASE AND SALE AGREEMENT

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